EXHIBIT 1.2

Alexander Capital L.P. As the “Selling Agent”

17 State Street--5th Floor

New York, New York 10004

Ladies and Gentlemen:

The undersigned understands that Alexander Capital L.P. (the “Selling Agent”) proposes to enter into a Selling Agent Agreement (the “Selling Agent Agreement”) with McGraw Conglomerate Corporation, a Delaware corporation (the “Company”), providing for the offering (the “Offering”) of shares of common stock, par value $0.00001, of the Company (the “Shares”).

To induce the Selling Agent to continue its efforts in connection with the Offering, the undersigned hereby agrees that, without the prior written consent of the Selling Agent, the undersigned will not, during the period commencing on the date hereof and ending 180 days after the date hereof (the “Lock-Up Period”), (1) offer, pledge, sell, contract to sell, grant, lend or otherwise transfer or dispose of, directly or indirectly, any Common Stock, or any securities convertible into or exercisable or exchangeable for Common Stock (collectively, the “Lock-Up Securities”), without the consent of the Selling Agent, except for the exercise or conversion of currently outstanding warrants, options and convertible debentures or notes (including any principal or interest incurred during the Lock-Up Period), as applicable, and the exercise of options under a stock incentive plan approved by the board of directors of the Company (but not including any subsequent sales of the securities received upon such exercise or conversion); or (2) publicly disclose the intention to make any offer, sale, pledge or disposition, or to enter into any transaction, swap, hedge or other arrangement relating to any Lock-Up Securities.

Notwithstanding the foregoing, and subject to the conditions below, the undersigned may transfer Lock-Up Securities without the prior written consent of the Selling Agent in connection with (a) transactions relating to Lock-Up Securities acquired in open market transactions after the completion of the Offering; (b) transfers of Lock-Up Securities as a bona fide gift, by will or intestacy or to a family member or trust for the benefit of a family member (for purposes of this lock-up agreement, “family member” means any relationship by blood, marriage or adoption, not more remote than first cousin); (c) transfers of Lock-Up Securities to a charity or educational institution; or (d) if the undersigned is or, directly or indirectly, controls a corporation, partnership, limited liability company or other business entity, any transfers of Lock-Up Securities to any shareholder, partner or member of, or owner of similar equity interests in, the undersigned or such business entity, as the case may be; provided that in the case of any transfer pursuant to the foregoing clauses (b), (c) or (d), (i) any such transfer shall not involve a disposition for value and (ii) each transferee shall sign and deliver to the Selling Agent a lock-up agreement substantially in the form of this lock-up agreement. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the undersigned’s Lock-Up Securities except in compliance with this lock-up agreement.

This Agreement, and the obligations of the undersigned hereunder, shall take effect as of the initial closing date of the Offering.

The undersigned understands that the Company and the Selling Agent are relying upon this lock-up agreement in proceeding toward consummation of the Offering. The undersigned further understands that this lock-up agreement is irrevocable and shall be binding upon the undersigned’s heirs, legal Selling Agents, successors and assigns.

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Whether or not the Offering actually occurs depends on a number of factors, including market conditions. Any Offering will only be made pursuant to a Selling Agent Agreement, the terms of which are subject to negotiation between the Company and the Selling Agent.

Very truly yours,

Kinney L. McGraw
(Name – Please Print)

X /s/ Kinney L. McGraw
(Signature)

N/A
(Name of Signatory, in the case of entities - Please Print)

N/A
(Title of Signatory, in the case of entities - Please Print)

1900 E. Golf Road—Suite 950

Schaumburg, Illinois 60173
Address

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